Exhibit 10.22

BED BATH & BEYOND INC.

650 Liberty Avenue

Union, NJ 07083

Mr. Eugene A. Castagna

As of March 1, 2000

We write to set forth our agreement with respect to your employment as an executive of Bed Bath & Beyond Inc. (the “Company”).  Your current title with the Company is Vice President of Finance.

1.                                      Duties.

The Company hereby agrees to employ you, and you agree to be employed by the Company, on the terms and conditions hereinafter set forth.  You will perform such duties as may from time to time be assigned to you by either of the current Co-Chief Executive Officers of the Company, or by the Board of Directors of the Company.  You agree to serve the Company faithfully, diligently and competently, and to devote your full working time, energy and skill to the Company’s business.  Your place of employment will remain in the greater New York area unless you consent to move.

2.                                      Compensation.

The Company will pay you an annual salary at a rate not less than your current salary, payable in accordance with the Company’s customary payroll practices from time to time in effect.  The Company will review your compensation annually and may, in its sole discretion, increase your annual salary.  At no time will your annual salary be less than your annual salary in the immediately preceding year.  You will be entitled to participate in such privileges and in such insurance and other benefit programs as are generally made available to the Company’s employees to the extent you meet the eligibility requirements for such privileges and programs.  You will be entitled to take vacations in accordance with the Company’s vacation policy for managers from time to time in effect.

3.                                      Severance Compensation.

(a)           Your employment by the Company is not for any specific term but rather is on an ongoing at-will basis with the right by the Company and you to terminate your employment at any time.  If the Company terminates your employment for any reason other than for “cause”, then the Company shall pay you, as severance pay, provided that you have not breached the provisions of paragraph 4 hereof, your salary at the rate in effect immediately prior to such termination, for a period of one (1) year, in normal payroll installments in accordance with the Company’s then payroll practices or, at the Company’s option, in a lump sum.

Thus, if you have not violated the non-compete restrictions in paragraph 4 hereof during a period expiring two years after the termination of your employment (as well as the other restrictions in that paragraph), the Company will guarantee that you will receive your salary for a period of one (1) year.  This one-year severance obligation shall also apply if you die or become disabled.  Your severance pay under paragraphs 3(a) and (c) shall be reduced by any compensation earned by you as a result of your employment by another employer or otherwise.  The Company shall have “cause” to terminate your employment only if you have (i) acted in bad faith or with dishonesty, (ii) willfully failed to follow the directions of the Company’s current Co-Chief Executive Officers or the Board of Directors, (iii) performed your duties with gross negligence, or (iv) been convicted of a felony.

(b)          In addition, if the Company terminates your employment for any reason other than for “cause”, and if at the date of such termination there are options granted to you by the Company under any option plan which was then not exercisable by reason of the installment terms thereof, the Company shall take such steps as may be necessary or appropriate to make such options immediately exercisable for a period of at least thirty (30) days following the termination of your employment.  For purposes of this Paragraph 3(b), your death or disability shall constitute a termination of your employment by the Company for a reason other than for “cause”, and, in such event, the Company shall take such steps as may be necessary or appropriate to make such options immediately exercisable for a period of at least twelve (12) months following such termination of your employment.

(c)           If you voluntarily leave the employ of the Company for any reason, the Company shall pay you, as severance pay, provided that you have not breached the provisions of paragraph 4 hereof and provided the Company shall not have “cause” to terminate your employment, your salary at the rate in effect immediately prior to your leaving the Company’s employ for a period of one (1) year in normal payroll installments in accordance with the Company’s then payroll practices or, at the Company’s option, in a lump sum.

4.                                      Additional Provisions.

During your employment by the Company and for a period of two years thereafter, you agree that you will not: (a) whether alone or in association with any other person, directly or indirectly, engage or be interested in any business or enterprise in the United States that is competitive with the business of the Company.  For purposes of this paragraph, you will be considered to have been engaged or interested in any business or enterprise if you are interested in such business or enterprise as a stockholder, director, officer, employee, agent, broker, partner, individual proprietor, lender, consultant or in any other capacity, except that nothing herein contained will prevent you from owning less than one percent (1%) of any class of equity or debt securities of any publicly traded company.  For purposes of this paragraph, a business or enterprise will be deemed competitive with the business of the

Company if it includes the operation of specialty stores substantially engaged in the sale of linens, housewares or home furnishings; (b) whether alone or in association with any other person, directly or indirectly, (i) solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the employ of the Company; (ii) employ, or solicit for employment, on your behalf or on behalf of any other person (other than the Company), any person that is or was at any time an employee of the Company; or (iii) trade with any supplier of the Company without the Company’s consent.  You also agreed that you will not during or after your employment by the Company, knowingly divulge, furnish or make accessible to any third person or organization other than in the regular course of the Company’s business any confidential information concerning the Company or its subsidiaries or its or their business, including, without limitation, confidential methods of operation and organization, confidential sources of supply and customer or other mailing lists.

The provisions of this paragraph 4 shall survive the end of the term of your employment hereunder.  You acknowledge that any remedy at law for a breach or threatened breach of any of the provisions of this paragraph 4 may be inadequate and that accordingly the Company shall be entitled to an injunction or specific performance or any other mode of equitable relief without the necessity of showing any actual damage, posting a bond or furnishing other security.

5.                                      Miscellaneous.

(a)                  The Company may, at its option and for its benefit, obtain insurance with respect to your death, disability or injury.  You agree to submit to such physical examinations and supply such information as may be reasonably required in order to permit the Company to obtain such insurance.

(b)                 Any notice or other communication required or permitted to be given hereunder shall be deemed to have been duly given when personally delivered or when sent by registered mail, return receipt requested, postage prepaid, as follows:

If to the Company, at:

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, NJ  07083

Either party hereto may change its or his address for the purpose of this paragraph by written notice similarly given.

(c)                  Neither party hereto may assign its rights or delegate its duties hereunder, except that the Company may assign its rights hereunder to any person that (i) acquires substantially all of the business and assets of the Company (whether by merger, consolidation, purchase of assets or other acquisition transaction)

and (ii) agrees in writing to assume the obligations of the Company hereunder.  This agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws.  Nothing in this agreement shall create, or be deemed to create, any third party beneficiary rights in any person, including, without limitation, any employee of the Company other than you.  You agree that all actions or proceedings relating to this agreement shall be tried and litigated only in the New York State or Federal courts located in the County of New York, State of New York.  You hereby irrevocably submit to the exclusive jurisdiction of such courts for the purpose of any such action or proceeding.  If any provision of this agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this agreement, and this agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable.  This letter sets forth our entire understanding with respect to the subject matter hereof and cannot be changed, waived or terminated except by a writing signed by you and the Company.  Any waiver by either party of a breach of any provision of this agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this agreement.  This agreement shall be binding on the successors and assigns of the Company.

If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to us a copy of this letter.

BED BATH & BEYOND INC.

	By:	/s/ Warren Eisenberg
Warren Eisenberg, Co-Chief Executive Officer

ACCEPTED AND APPROVED:

/s/ Eugene A. Castagna
Mr. Eugene A. Castagna